Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

  White Eagle Assurance Company (Incorporated in Vermont)
  Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

  Subsidiaries of Helmerich & Payne International Drilling Co.

    Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
    Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)
    Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman Islands, British West Indies)
    Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)
    Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)

      Subsidiary of Helmerich & Payne (Boulder) Drilling Co.

        Helmerich and Payne Mexico Drilling, S. De R.L. de C.V. (Incorporated in Mexico)
        Helmerich & Payne (Boulder) Drilling Co. Limitada (Limited Liability Company—
                Incorporated in Chile)

    Helmerich & Payne (Australia) Drilling Co. (Incorporated in Oklahoma)
    Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)
    Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)
    Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)
    H&P Finco (Incorporated in Cayman Islands, British West Indies)
    H&P Invest Ltd. (Incorporated in Cayman Islands, British West Indies)

    The Space Center, Inc. (Incorporated in Oklahoma)
    Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)
    Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

      Subsidiaries of Utica Square Shopping Center, Inc.

        Fishercorp, Inc. (Incorporated in Oklahoma)